                                                   								 Exhibit 23.0

                  		 CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the incorporation by reference Form S-3 (No. 33-96004) of Home Properties of New York, Inc. Dividend Reinvestment, Stock Purchase, Resident Stock Purchase and Employee Stock Purchase Plan as filed with the Securities and Exchange Commission on November 1, 1995, and the Registration Statement of Home Properties of New York, Inc. on
Form S-8 (No. 33-05705), of our report dated
February 1, 1996, on our audits of the consolidated financial statements and financial statement schedule of Home Properties of New York, Inc. as of December 31, 1995 and 1994, for the year ended December 31, 1995 and the period from August 4, 1994 through December 31, 1994, and the combined financial statements and financial statement schedule of the Original Properties for the period from January 1, 1994 through August 3, 1994, and the year ended December 31, 1993, which report is included in this Annual Report on Form 10-K/A Amendment No. 1.

                                             /s/ Coopers & Lybrand L.L.P.

   Rochester, New York
   September 5, 1996